EXHIBIT 99

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the GAINSCO, INC. 401(k) Plan (the “Plan”) on Form 11-K for the fiscal year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn W. Anderson, Chairman of the GAINSCO, INC. 401(k) Plan Investment Committee, certify, pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Glenn W. Anderson
Glenn W. Anderson Chairman of the GAINSCO, INC. 401(k) Plan Investment Committee June 27, 2003

A signed original of this written statement required by Section 906 has been provided to GAINSCO, INC. and the GAINSCO, INC. 401(k) Plan and will be retained by GAINSCO, INC. and the GAINSCO, INC. 401(k) Plan and furnished to the Securities and Exchange Commission or its staff upon request.